Exhibit 99.1

Jameson Inns, Inc.	PRESS RELEASE
8 Perimeter Center East, Suite 8050 Atlanta, Georgia 30346 (770) 481-0305 FAX (770) 901-9550

FOR IMMEDIATE RELEASE

November 6, 2003

Investor Relations Contact:	Todd Atenhan
EPOCH Financial
tatenhan@epochfinancial.com
(888) 766-4218

Jameson Inns, Inc. Announces Date for Third Quarter Results and Conference Call

Atlanta, GA, November 6/PRNewswire/ — Jameson Inns, Inc. (NASDAQ: JAMS-news), owner of Jameson Inn and Signature Inn hotels, today announced that the Company will release third quarter 2003 financial results prior to the opening of the market on Thursday, November 13, 2003. Also the Company will host a conference call on Thursday, November 13th, to discuss the financial results.

The conference call will be held at 11:00 a.m. (EST) and will be hosted by Mr. Tom Kitchin, Chairman and Chief Executive Officer of Jameson Inns, Inc. There will be a question and answer period after initial comments by Mr. Kitchin and other members of his senior management team.

Shareholders and other interested parties can listen to the conference call via the internet at www.jamesoninns.com or live audio of the call will be accessible by calling 877-462-0700. International callers can call 706-679-3971. A replay of the conference call will be available for replay on www.jamesoninns.com shortly after the conference call and for thirty days thereafter, and by telephone until November 20, 2003 by calling 800-642-1687 and requesting call number 3826730.

Jameson Inns, Inc. is a real estate investment trust (REIT) that develops and owns the Jameson Inn and Signature Inn limited-service hotel properties.